Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Local Corporation

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Local Corporation (formerly Local.com Corporation) pertaining to the 2011 Omnibus Incentive Plan, of our report dated March 15, 2012, relating to the financial statements and the effectiveness of internal control over financial reporting of Local Corporation, appearing in the Annual Report on Form 10-K of Local Corporation for the year ended December 31, 2011.

/s/ HASKELL & WHITE LLP

Irvine, California

December 5, 2012